Registration No. 333-92252

As filed with the Securities and Exchange Commission on July 28, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT ON FORM S-8
UNDER
THE SECURITIES ACT OF 1933

ALASKA AIR GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	91-1292054
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

19300 Pacific Highway South
Seattle, WA 98188
(206) 392-5040

(Address of registrant’s Principal Executive Offices)

ALASKA AIR GROUP, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN
ALASKA AIR GROUP, INC. 1999 LONG-TERM INCENTIVE EQUITY PLAN
ALASKA AIR GROUP, INC. 1997 LONG-TERM INCENTIVE EQUITY PLAN
(Full title of the plans)

Keith Loveless
General Counsel & Corporate Secretary
Alaska Air Group, Inc.
19300 Pacific Highway South
Seattle, WA 98188
(206) 431-3731
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copy to:
William G. Gleeson, Esq.
Chris K. Visser, Esq.
Preston Gates & Ellis LLP
925 Fourth Avenue, Suite 2900
Seattle, WA 98104
(206) 623-7580

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
SIGNATURES

EXPLANATORY STATEMENT

     A total of 2,400,000 shares of Common Stock of Alaska Air Group, Inc. (the “Company”) were registered in connection with the Company’s 1999 Long-Term Incentive Equity Plan (the “1999 Plan”) by two separate registration statements on Form S-8 as follows: (a) 1,200,000 shares were registered by a registration statement on Form S-8, File No. 333-87563, filed on September 22, 1999 (the “1999 Form S-8”); and (b) 1,200,000 shares were registered by a registration statement on Form S-8, File No. 333-92252, filed on July 11, 2002 (the “2002 Form S-8”). On May 18, 2004, the stockholders of the Company approved the Company’s 2004 Long-Term Incentive Equity Plan (the “2004 Plan”), which replaces the 1999 Plan. Of the 2,400,000 shares registered in connection with the 1999 Plan, 183,705 shares have not been issued and are not subject to issuance upon the exercise of outstanding awards granted under the 1999 Plan. 183,705 shares of the Company’s Common Stock registered on the 2002 Form S-8 are carried forward to, and deemed covered by, the registration statement on Form S-8 filed on or about the date hereof in connection with the 2004 Plan (the “2004 Form S-8”).

     There may be shares of the Company’s Common Stock registered in connection with the 1999 Plan that are represented by awards under the 1999 Plan which, after May 18, 2004, are forfeited, expired, are cancelled without delivery of shares, or otherwise result in the return of shares to the Company. The Company intends to periodically file additional post effective amendments to the 2002 Form S-8 and 2004 Form S-8 carrying forward such shares for issuance in connection with the 2004 Plan.

2

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement filed by the Company under Registration File No. 333-92252 with respect to securities offered pursuant to the 1999 Plan are hereby incorporated by reference herein.

3

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 26th day of July, 2004.

ALASKA AIR GROUP, INC.

/s/ William S. Ayer

William S. Ayer
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, William S. Ayer and Bradley D. Tilden, as his or her attorneys-in-fact, with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including without limitation post-effective amendments and any amendments increasing the amount of securities for which registration is being sought), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/

William S. Ayer	Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 26, 2004

/s/

Bradley D. Tilden	Executive Vice President/Finance and Chief Financial Officer (Principal Financial Officer)	July 26, 2004

4

SIGNATURE	TITLE	DATE

/s/

Brandon S. Pedersen	Staff Vice President/Finance and Controller (Principal Accounting Officer)	July 26, 2004

/s/

Phyllis J. Campbell	Director	July 17, 2004

/s/

Mark R. Hamilton	Director	July 19, 2004

/s/

Bruce R. Kennedy	Director	July 16, 2004

/s/

Jessie J. Knight Jr.	Director	July 26, 2004

/s/

R. Marc Langland	Director	July 26, 2004

/s/

Dennis F. Madsen	Director	July 17, 2004

Byron I. Mallott	Director	July 26, 2004

/s/

John V. Rindlaub	Director	July 19, 2004

/s/

J. Kenneth Thompson	Director	July 26, 2004

/s/

Richard A. Wien	Director	July 20, 2004

5